Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

INFUSYSTEM TO ISSUE FIRST QUARTER 2017 FINANCIAL RESULTS ON THURSDAY, MAY 11, 2017 AFTER THE MARKET CLOSE

Investor Conference Call to be Held at 9:00 a.m. Eastern Time on Friday, May 12, 2017

MADISON HEIGHTS, MI, May 9, 2017 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue first quarter 2017 financial results on Thursday, May 11, 2017, after the market close.

The Company will also conduct a conference call for all interested investors on Friday, May 12, 2017, at 9:00 a.m. Eastern Time to discuss first quarter 2017 financial results. To participate in this call, please dial in toll-free 1 (800) 446-2782 and use the confirmation number 44914783.

A replay of the call will be available via the Company’s website for 90 days following the call at http://ir.infusystem.com/.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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